Exhibit 4.1

Execution Copy

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 7, 2007

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) is among BUCYRUS INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), DBT Holdings GMBH, a German limited liability company (the “German Borrower”), LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), LEHMAN BROTHERS BANKHAUS AG, as German agent for the Lenders (in such capacity, the “German Agent”), HVB BANQUE LUXEMBOURG SOCIETE ANONYME, COMMERZBANK AKTIENGESELLSCHAFT GROßKUNDENCENTER REGION WEST, and DZ BANK AG (each as a “German Lender” and collectively, the “German Lenders”) and BAYERISCHE HYPO-UND VEREINSBBANK AG, as German Issuing Lender.

PRELIMINARY STATEMENTS:

A. The Borrower, each Foreign Borrower (as therein defined) from time to time party thereto, the several banks and other financial institutions or entities from time to time party thereto, Lehman Brothers Inc., as advisor, sole lead arranger and sole bookrunner (in such capacity, the “Arranger”), the Administrative Agent, JPMorgan Chase Bank, N.A. and LaSalle Bank National Association, as co-syndication agents (in such capacities, the “Syndication Agents”), National City Bank and M & I Marshall & Ilsley Bank, as co-documentation agents (in such capacities, the “Documentation Agents”), and the German Agent entered into an Amended and Restated Credit Agreement, dated as of May 25, 2007 (as amended, supplemented, restated or otherwise modified prior to the date hereof, the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement).

B. The German Lenders and the German Issuing Lender desire to amend the Credit Agreement to, among other things, permit the issuance of German Letters of Credit in Dollars, Australian Dollars, Pounds Sterling and Polish Zloties.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment. Upon the terms and subject to the conditions set forth herein and in reliance on the representations and warranties of the Loan Parties set forth herein, the Credit Agreement is hereby amended as follows:

(a) The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Euro Equivalent”: with respect to an amount denominated in Euros, such amount and, with respect to an amount denominated in a currency other than Euros, the equivalent in Euros of such amount determined at the Exchange Rate on the applicable

Valuation Date. In making the determination of the Euro Equivalent for purposes of determining the aggregate Available German Multicurrency Revolving Credit Commitments on any Borrowing Date, the Administrative Agent shall use the Exchange Rate in effect at the date on which the German Borrower requests the extension of credit for such Borrowing Date pursuant to the provisions of this Agreement.

“German Issuing Currency”: Dollars, Australian Dollars, Pounds Sterling and Polish Zloties.

(b) The definition of “Exchange Rate” is hereby amended and restated in its entirety to read as follows:

“Exchange Rate”: with respect to determining the rate at which any currency (the “Original Currency”) may be exchanged into Dollars, Euros or another currency (the “Exchanged Currency”), as set forth on such date on the relevant Bloomberg Key Cross Currency Rates screen at or about 11:00 A.M., London time, on such date. In the event that such rate does not appear on the Bloomberg Key Cross Currency Rates screen, the “Exchange Rate” with respect to such Original Currency into such Exchanged Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Original Currency are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of the Exchanged Currency, with such Original Currency for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

(c) The definition of “German L/C Obligations” is hereby amended and restated in its entirety to read as follows:

“German L/C Obligations”: at any time, an amount equal to the Euro Equivalent of any undrawn and unexpired German Letters of Credit and the Euro Equivalent of drawings under German Letters of Credit that have not then been reimbursed pursuant to Section 3C.5.

(d) The definition of “Valuation Date” is hereby amended and restated in its entirety to read as follows:

“Valuation Date” (i) the date three Business Days prior to the making or continuation of any Multicurrency Revolving Credit Loan, the issuance or continuation of any Multicurrency Letter of Credit or any German Letters of Credit or the conversion of any Multicurrency Revolving Credit Loan that is a Base Rate Loan to a Eurocurrency Loan and (ii) any other date designated by the Administrative Agent.

(e) Section 2.12(d)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“The German Borrower shall prepay the outstanding principal amount of the German Revolving Credit Loans on any date on which the aggregate amount of such Loans (after giving effect to any borrowing of Loans and prepayments or repayments of Loans occurring on such date), together with the aggregate amount of German L/C Obligations (after giving effect to any issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the German L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date) and amount of German Swing Line Loans (after giving effect to any borrowing of Loans and prepayments or repayments of Loans occurring on such date) exceeds the aggregate German Revolving Credit Commitments, in the amount of such excess. If after giving effect to the prepayment of all outstanding German Revolving Credit Loans, the aggregate amount of German L/C Obligations (after giving effect to any issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the German L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date) plus the aggregate amount of German Swing Line Loans (after giving effect to any borrowing of Loans and prepayments or repayments of Loans occurring on such date) exceeds the aggregate German Revolving Credit Commitments then in effect, the German Borrower shall prepay all outstanding German Swing Line Loans, then cash collateralize German L/C Obligations by depositing, pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, cash with the Administrative Agent in an amount equal to the positive difference, if any, between the amount of such German L/C Obligations (after giving effect to any issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the German L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date) and the aggregate German Revolving Credit Commitments then in effect. The Administrative Agent shall establish in its name for the benefit of the applicable German Revolving Credit Lenders a cash collateral account into which it shall deposit such cash to hold as collateral security for the German L/C Obligations.”

(f) The last sentence of Section 3C.4(a) of the Credit Agreement is hereby amended and restated to read as follows:

“Each German L/C Participant unconditionally and irrevocably agrees with each German Issuing Lender that, if a draft is paid under any German Letter of Credit issued by such German Issuing Lender for which such German Issuing Lender is not reimbursed in full by the German Borrower in accordance with the terms of this Agreement, such German L/C Participant shall pay to such German Issuing Lender, regardless of the occurrence or continuance of a Default or Event of Default or the failure to satisfy any of the other conditions specified in Section 5, upon demand at the Administrative Agent’s address for notices specified herein (and thereafter, the Administrative Agent shall promptly pay to the German Issuing Lender) an amount in Euros (calculated in accordance with Section 3C.9), equal to such German L/C Participant’s German Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.”

(g) The second and third sentences of Section 3C.5 of the Credit Agreement are hereby amended and restated to read as follows:

“The German Issuing Lender shall provide notice to the German Borrower on each Business Day on which a draft is presented and paid by the German Issuing Lender indicating German Payment Amount stated in the currency in which such German Letter of Credit was denominated. Each such payment shall be made to such German Issuing Lender at its address for notices specified herein in the currency in which such German Letter of Credit was denominated and in immediately available funds.”

(h) Section 3C of the Credit Agreement is hereby amended by inserting the following new section after Section 3C.8:

“3C.9 Additional Currencies and Currency Adjustments. (a) Notwithstanding anything to the contrary contained in this Section 3C, a German Issuing Lender may issue German Letters of Credit in a German Issuing Currency. Prior to demanding any reimbursement from the German L/C Participants pursuant to Section 3C.4 in respect of any German Letter of Credit denominated in a German Issuing Currency, unless payment is received in respect of such draw on the day of such drawing, the German Issuing Lender shall convert the German Borrower’s obligation under Section 3C.5 to reimburse the German Issuing Lender in such German Issuing Currency into an obligation to reimburse the German Issuing Lender in Euros. The Euro amount of the Reimbursement Obligation of the German Borrower and the German L/C Participants shall be computed by the German Issuing Lender based upon the Exchange Rate in effect for the day on which such conversion occurs.

(b) Notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating any fee in respect of any German Letter of Credit in respect of any Business Day, the Administrative Agent shall convert the amount available to be drawn under any German Letter of Credit denominated a currency other than Euros into an amount of Euros based upon the Exchange Rate on the date of such calculation.”

2. Conditions to Effectiveness.

The effectiveness of the amendments contained in Section 1 hereof is conditioned upon satisfaction of the following conditions precedent (the date on which all such conditions have been satisfied being referred to herein as the “Amendment Effective Date”):

(a) the Administrative Agent shall have received signed written authorization from each of the German Lenders to execute this Amendment, and shall have received counterparts of this Amendment signed by each of the Borrower, German Borrower, the Agents, and the German Issuing Lender;

(b) each of the representations and warranties in Section 3 below shall be true and correct in all material respects on and as of the Amendment Effective Date; and

(c) the Administrative Agent shall have received such other documents, instruments, certificates, opinions and approvals as it may reasonably request.

3. Representations and Warranties. Each of the Borrower and German Borrower represent and warrants jointly and severally to the Administrative Agent and the German Issuing Lenders as follows:

(a) Authority. Each of the Borrower and German Borrower has the requisite organizational power and authority to execute and deliver this Amendment and the legal right to make, deliver, and perform its obligations hereunder and under the Credit Agreement (as amended hereby). The execution, delivery and performance by each of the Borrower and German Borrower of this Amendment, and the performance by each of the Borrower, each other Loan Party and the German Borrower of the Credit Agreement (as amended hereby) and each other Loan Document to which it is a party, in each case, have been authorized by all necessary organizational action of such Person, and no other corporate or other organizational proceedings on the part of each such Person is necessary to consummate such transactions.

(b) Enforceability. This Amendment has been duly executed and delivered on behalf of each of the Borrower and German Borrower. Each of this Amendment and, after giving effect to this Amendment, the Credit Agreement and the other Loan Documents, (i) is the legal, valid and binding obligation of each Loan Party party hereto and the German Borrower and thereto, enforceable against such Loan Party and the German Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (ii) is in full force and effect. Neither the execution, delivery or performance of this Amendment or the performance of the Credit Agreement (as amended hereby), nor the performance of the transactions contemplated hereby or thereby, will adversely affect the validity, perfection or priority of the Administrative Agent’s Lien on any of the Collateral or its ability to realize thereon. This Amendment is effective to amend the Credit Agreement as provided therein.

(c) Representations and Warranties. After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

(d) No Conflicts. Neither the execution and delivery of this Amendment or the Consent, nor the consummation of the transactions contemplated hereby and thereby, nor the performance of and compliance with the terms and provisions hereof or of the Credit Agreement (as amended hereby) by any Loan Party or the German Borrower will, at the time of such performance, (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or Contractual Obligation or (c) result in or require the creation of any Lien (other than those permitted by the Loan Documents) upon or with respect to its properties. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby except those that have been obtained or made and are in full force and effect.

(e) No Default. Both before and after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default.

4. Reference to and Effect on Credit Agreement.

(a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment is a Loan Document.

(b) Except as specifically modified above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined therein, in each case as modified hereby.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.

5. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

6. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8. Conflicts. In the event that there exists a conflict between provisions in this Amendment and provisions in any other Loan Document, the provisions of this Amendment control.

9. WAIVERS OF JURY TRIAL. THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

BUCYRUS INTERNATIONAL, INC.

By:	/s/ C. R. Mackus
Name:	C. R. Mackus
Title:	Chief Financial Office and Secretary

DBT HOLDINGS GMBH

By:	/s/ C. R. Mackus
Name:	C. R. Mackus
Title:	Managing Director

(Signature Page to First Amendment)

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

By:	/s/ Craig Malloy
Name:	Craig Malloy
Title:	Authorized Signatory

(Signature Page to First Amendment)

LEHMAN BROTHERS BANKHAUS AG,
as German Agent

By:	/s/ Steven Hodges
Name:	Steven Hodges
Title:	Authorized Signatory

By:	/s/ Clare Willoughby
Name:	Clare Willoughby
Title:	Authorized Signatory

(Signature Page to First Amendment)

BAYERISCHE HYPO-UND VEREINSBBANK AG,
as German Issuing Lender

By:	/s/ A. Brokcup	/s/ N. Munstermann
Name:	Aniegret Brokamp	Nicole Munstermann
Title:

HVB BANQUE LUXEMBOURG SOCIETE ANONYME, as German Lender

By:	/s/ Holger Moller	/s/ Robert Reldenbach
Name:	Holger Moller	Robert Reldenbach
Title:

(Signature Page to First Amendment)

COMMERZBANK AG REGION WEST,
as German Lender

By:	/s/ Johannes Lorenz
Name:	Johannes Lorenz
Title:	Senior Vice President

By:	/s/ Klaus-Dieter Rieger
Name:	Klaus-Dieter Rieger
Title:	Senior Vice President

(Signature Page to First Amendment)

DZ BANK AG,
as German Lender

By:	/s/ Richard W. Wilbert
Name:	Richard W. Wilbert
Title:	Vice President

By:	/s/ Oliver Hildenbrand
Name:	Oliver Hildenbrand
Title:	Senior Vice President

(Signature Page to First Amendment)